UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2009

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

   On March 2, 2009, Nektar Therapeutics issued a press release (the “Press Release”) entitled “Nektar Announces Positive Results from Phase 2 Study of Oral NKTR-118 in Patients with Opioid-Induced Constipation (OIC).”  A copy of the Press Release is furnished herewith as Exhibit 99.1.

On February 24, 2009, the company announced that it would hold a conference call on March 2, 2009 to review its financial results for the quarter and year ended December 31, 2008.  On this conference call, management expects to make certain forward-looking statements regarding the market potential and revenue potential to the company for partnered product programs, the clinical development status and certain pre-clinical and clinical results from its proprietary product development programs including Phase 2 results for NKTR-118, and management’s financial guidance for 2009.  These forward-looking statements involve substantial risks and uncertainties including but not limited to:  (i) NKTR-118 is in mid-stage clinical development and the risk of failure remains high and failure can unexpectedly occur at any stage prior to regulatory approval due to efficacy, safety or other factors; (ii) the preliminary Phase 2 results for NKTR-118 presented in the Press Release and further discussed on the conference call by management remain subject to change based on completion of the final data gathering and analysis; (iii) the timing or success of the commencement or end of clinical trials and commercial launch of new drugs may be delayed or unsuccessful due to regulatory delays, clinical trial design, slower than anticipated patient enrollment, drug manufacturing challenges, changing standards of care, clinical outcomes, or delay or failure in obtaining regulatory approval in one or more important markets; (iv) the timing or success of the commencement or end of clinical trials and commercial launch of partnered products may be delayed or unsuccessful due to slower than anticipated patient enrollment, drug manufacturing challenges, changing standards of care, clinical trial design, clinical outcomes, or delay or failure in obtaining regulatory approval in one or more important markets; (v) clinical trials are long, expensive and uncertain processes and the risk of failure of any drug candidate that is in clinical development and prior to regulatory approval remains high and can occur at any stage due to efficacy, safety or other factors; (vi) management’s financial projections for the company’s 2009 revenue, cash used in operations and year-end cash position are subject to the significant risk of unplanned revenue short-falls or unplanned expenses, which could adversely affect the company’s actual 2009 financial results and end of year cash position; (vii) the company’s patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future; (viii) the outcome of any existing or future intellectual property or other litigation related to the company’s proprietary product candidates; (ix) the market sizes and revenue potential of the company’s proprietary and partnered product programs are management’s current estimates only and actual market sizes may differ materially; (x) the overall market size for the partnered product programs and revenue and profit contribution potential to the company will depend upon successful sales and marketing efforts by our partners, competition from competing therapies (if any), government and private insurance reimbursement, changing standards of care, commercial product profile and final product pricing; and (xi) certain other important risks and uncertainties set forth in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008 and the company’s most recent Quarterly Report on Form 10-Q to be filed on November 7, 2008.  Actual results could differ materially from the forward-looking statements contained in the Press Release and made by management during the conference call.  The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

    The information in Item 7.01 of this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release issued on March 2, 2009 by Nektar Therapeutics entitled “Nektar Announces Positive Results from Phase 2 Study of Oral NKTR-118 in Patients with Opioid-Induced Constipation (OIC).”

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date:	March 2, 2009